UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2013

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5320 South 900 East, Suite 260

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 30, 2013, Inception Mining Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Crawford Cattle Company LLC (“Crawford”), a Nevada limited liability company, pursuant to which the Company is to acquire from Crawford certain mineral rights including the right to extract gold, silver and other minerals, but excluding oil, gas and coal (the “Mineral Rights”) contained in approximately 16,183 acres located in Humboldt and Elko Counties, Nevada (the “Mineral Properties”). Crawford has advised that it presently owns a portion of the Mineral Properties and is in the process of acquiring the balance of the Mineral Properties.

Under the terms of the Agreement, Crawford granted the Company an exclusive, three month evaluation period in order to perform due diligence (the “Due Diligence”) on the Mineral Properties (the “Initial Evaluation Period”). The Company may extend the Initial Evaluation Period an additional two months upon providing 30 days written notice to Crawford.

In the event the Company elects to purchase the Mineral Rights from Crawford after performing the Due Diligence, the Company has agreed to purchase the Mineral Rights (the “Purchase”) for a total purchase price of $14,800,000 (the “Purchase Price”) to be paid to Crawford in the form of 13,000,000 shares of restricted common stock of the Company (the “Shares”) at a per share price of $1.12. The closing of the Purchase will be on the later of (a) Crawford closing on the purchase of the Mineral Properties it presently does not own or (b) on or before the three-month anniversary of the date of the Agreement (or of any extension of the due diligence period granted to the Company).

Following the closing, Crawford is permitted to hypothecate or to utilize the Shares as collateral and the Company will assist Crawford in any such efforts of collateralization or hypothecation. In the event that Crawford is unable to collateralize and/or hypothecate the Shares, then Crawford will notify the Company of the same in writing (the “Notice Date”) and the Company, at the direction of Crawford, will be required to either (a) pay the Purchase Price to Crawford in cash (the “Cash Purchase”) within 90 days of the Notice Date and Crawford will simultaneously return the Shares to the Company; or (b) within 90 days of the Notice Date, loan to Crawford the amount of $14,800,000 and the Company will receive the Shares as collateral for such loan. The interest rate of the loan will be LIBOR plus 5% for a period no longer than five years.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Agreement by and between Crawford Cattle Company LLC, as seller, and, Inception Mining Inc., as Buyer dated as of August 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: September 6, 2013	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer